EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 186 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Growth Trust  (the “Trust”), and the Portfolio listed on the attached Appendix A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 27, 2016

Appendix A

Report Date

Funds

November 18, 2015

Eaton Vance Atlanta Capital Focused Growth Fund

November 18, 2015

Eaton Vance Atlanta Capital Select Equity Fund

November 18, 2015

Eaton Vance Atlanta Capital SMID-Cap Fund

Portfolio whose financial statements are included in one or more of the above Funds annual reports for the year ending September 30, 2015:

Report Date

Portfolio

November 18, 2015

SMID-Cap Portfolio